Exhibit 10.3

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

OF

ARHT OP, LP

September 1, 2026

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

EXHIBITS:

EXHIBIT A: Definitions
EXHIBIT B: Notice of Exercise of Redemption Right

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AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
ARHT OP, LP

This Amended and Restated Limited Partnership Agreement of ARHT OP, LP (this “Agreement”) is entered into effective as of September 1, 2026, by and among American Residential Housing Trust, a Maryland statutory trust, as the general partner (the “General Partner”), ARHT Profit Partners, LLC, a Delaware limited liability company as the special limited partner (the “Special Limited Partner”) and the Persons from time to time admitted as Limited Partners.

WHEREAS, the Partnership was formed as a Delaware limited partnership on January 29, 2026 in accordance with the Act and the General Partner and the Special Limited Partner entered into an original agreement of limited partnership effective as of April 9, 2026 (the “Original Partnership Agreement”); and

WHEREAS, the General Partner and the Special Limited Partner now desire to amend and restate the Original Partnership Agreement pursuant to their authority in Section 13.2 of the Original Partnership Agreement to, among other things, (i) reclassify the Class A Units as Class I Units, and (ii) set forth certain Unit redemption rights applicable to the Common Limited Partners.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Defined Terms.

Capitalized terms used herein but not otherwise defined shall have the meanings set forth on Exhibit A.

2.           Partnership Organization.

2.1        Organization. The Partnership was formed on January 29, 2026 as a limited partnership pursuant to the Act and on the terms and conditions set forth in this Agreement.

2.2        Name. The name of the Partnership is ARHT OP, LP. The General Partner may change the name of the Partnership or conduct the business under another name.

2.3        Office and Registered Agent. The principal office and place of business of the Partnership shall be 1720 S. Bellaire Street, Suite 1250, Denver, Colorado 80222. The General Partner may at any time change the location of such office. The Partnership’s initial registered office and initial registered agent shall be as provided in the Certificate of Limited Partnership. The registered office and registered agent may be changed from time to time by the General Partner by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

2.4        Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate of Limited Partnership and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.5         Business of the Partnership. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code (to the extent the General Partner determines not being subject to such taxes is desirable), unless the General Partner otherwise ceases to or does not qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary, convenient or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the General Partner intends to qualify as a REIT for federal income tax purposes and upon such qualification, the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Declaration of Trust.

2.6         Relationship of this Agreement to the Act. Many of the terms of this Agreement are intended to alter or extend provisions of the Act as they may apply to the Partnership or a Partner. Any failure of this Agreement to mention or specify the relationship of such terms to provisions of the Act that may affect the scope or application of such terms shall not be construed to mean that any of such terms is not intended to be a limited partnership agreement provision authorized or permitted by the Act or which in whole or in part alters, extends or supplants provisions of the Act as may be allowed thereby.

2.7       Outside Activities. Subject to Section 6.9, the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, or any officer, director, partner, manager, owner, employee, agent, trustee or Affiliate of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. None of the Partnership, the Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or the Limited Partners, even if such opportunity is of a character which, if presented to the Partnership or the Limited Partners, could be taken by such Person.

3.           Capital Contributions and Accounts.

3.1         Capital Contributions. The General Partner and the Limited Partners have made Capital Contributions to the Partnership in exchange for Units as set forth opposite their names on the Partnership’s books and records. The General Partner may keep the Partnership’s books and records current through separate revisions that reflect periodic changes to the Capital Contributions made by the Partners and redemptions and other purchases of Units by the Partnership, and corresponding changes to the Units, without preparing an amendment to this Agreement. The Special Limited Partner shall not be required to make any Capital Contributions.

3.2        Classes of Units. The General Partner is hereby authorized to cause the Partnership to issue Units designated as General Partner Units, and Limited Partner Units in such Classes as set forth in this Section 3.2 and Section 3.4.3.  Each such Class shall have the rights and obligations attributed to such Class as set forth in this Agreement.  As of the effective date of this Agreement, in addition to the General Partner Units, the Partnership shall have three classes of Common Limited Partner Units consisting of the Class L Units, the Class I Units and the Special Limited Partner Units.  Except as set forth in this Agreement, the Class L and Class I Units shall be identical with respect to all rights, obligations, preferences, privileges, voting rights and economic rights.  The Special Limited Partner Units are separate and distinct from the Class L and Class I Units and shall have the rights, obligations, preferences, privileges, voting rights and economic rights as set forth herein.

3.3        Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 3.3, Section 3.4, Section 3.5 and Section 3.6, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Units in respect thereof, in the manner contemplated in this Section 3.

3.4         Issuances of Additional Partnership Interests.

3.4.1     General.  The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests in the form of Units for any Partnership purpose at any time or from time to time to the Partners for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner, including but not limited to, Units issued in connection with the issuance of REIT Shares of or other interests in the General Partner and Units issued to the Special Limited Partner pursuant to Section 5.4.3. Any additional Partnership Interests issued thereby may be issued in one or more classes (including the Classes specified in this Agreement or any other Classes), or one or more series of any of such Classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to other Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Net Income, gain, Net Loss, deduction and credit to each such Class; (ii) the right of each such Class to share in Partnership distributions; and (iii) the rights of each such Class upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

(a)        the additional Partnership Interests are issued in connection with an issuance of Additional Securities by the General Partner in accordance with this Section 3.4; or

(b)       the additional Partnership Interests are issued to all Partners holding Units in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

3.4.2     Adjustment Events. In the event the General Partner (i) declares or pays a dividend on any Class of its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of any Class of its outstanding REIT Shares in REIT Shares, (ii) subdivides any Class of its outstanding REIT Shares, or (iii) combines any Class of its outstanding REIT Shares into a smaller number of REIT Shares with respect to any Class of REIT Shares, then a corresponding adjustment to the number of outstanding Units of the applicable Class necessary to maintain the proportionate relationship between the number of outstanding Units of such Class to the number of outstanding REIT Shares of such Class shall automatically be made. Additionally, in the event that any other entity shall become the General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the number of outstanding Units of each Class shall be adjusted by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of such Class is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the number of outstanding Units of any Class shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a redemption request after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, or such merger, consolidation or combination, the number of outstanding Units of any Class shall be determined as if the General Partner had received the redemption request immediately prior to the record date for such dividend, distribution, subdivision or combination or such merger, consolidation or combination. If the General Partner takes any other action affecting the REIT Shares other than actions specifically described above and, in the opinion of the General Partner such action would require an adjustment to the number of Units to maintain the proportionate relationship between the number of outstanding Units to the number of outstanding REIT Shares, the General Partner shall have the right to make such adjustment to the number of Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.

3.4.3      Issuance of Additional Securities. Upon the issuance by the General Partner of any Additional Securities (including pursuant to the General Partner’s distribution reinvestment plan) other than to all holders of REIT Shares, the General Partner shall contribute any net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership in return for, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights such that their economic interests are substantially similar to those of the Additional Securities; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of assets that would not be owned directly or indirectly by the Partnership, but if and only if, such acquisition and issuance of Additional Securities have been approved and determined to be in or not opposed to the best interests of the General Partner and the Partnership; provided further, that the General Partner is allowed to use the proceeds from the issuance and sale of such Additional Securities to repurchase REIT Shares pursuant to the Share Repurchase Plan. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership. Without limiting the foregoing, if the General Partner issues REIT Shares of any Class for a cash purchase price and contributes all of the net proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Units having the same Class designation as the issued REIT Shares equal to the number of such REIT Shares of that Class issued by the General Partner the proceeds of which were so contributed.

3.5         Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, to the extent that the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, if the proceeds actually received and contributed by the General Partner in respect of the REIT Shares the proceeds of which were so contributed are less than the gross proceeds of such issuance as a result of any underwriter’s or broker-dealer’s discount or fees, or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.7.2 and in connection with the required issuance of additional Units to the General Partner for such Capital Contributions pursuant to Section 3.4. In connection with any and all issuances of REIT Shares pursuant to the General Partner’s distribution reinvestment plan, the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the distributions that have been reinvested in respect of the REIT Shares issued by the General Partner in return for an equal number of Units having the same Class designation as the issued REIT Shares.

3.6       Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings or (ii) elect to have the General Partner or any of its Affiliates provide such additional funds to the Partnership through loans, the purchase of additional Partnership Interests or otherwise (which the General Partner or such Affiliates will have the option, but not the obligation, of providing).

3.7       Percentage Interests. If the number of outstanding Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Units held by such Partner divided by the aggregate number of Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 3.7, the Net Income and Net Loss for the taxable year shall be adjusted as set forth in Section 4.5.1.

3.8         No Interest on Contributions. Except as specifically provided in this Agreement, no Partner shall be entitled to interest on its Capital Contributions.

3.9         Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

3.10      No Third-Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

3.11      Liabilities of the Partners. Except as specifically provided in this Agreement, neither the General Partner nor any Partner shall be required to make any additional contributions to the Partnership and no General Partner or Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership, by reason of being a General Partner or Partner of the Partnership, nor shall the General Partner or the Partners be required to lend any funds to the Partnership. Without limiting the generality of the foregoing, except for any written agreement made between a Partner and the Partnership, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and no Partners shall be obligated to contribute or to repay to the Partnership, any Partners or any creditor of the Partnership, any portion or all of any deficit balance in a Partner’s Capital Account.

4.           Allocation of Tax Items.

4.1       Allocation of Net Income and Net Loss. The items of Net Income and Net Loss of the Partnership for each fiscal year or other applicable period, other than any items allocated under Section 4.9 shall be allocated among the Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Sections 4.2, 4.3 and 4.9) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Book Value, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 12.3, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

4.2         Special Allocations.

4.2.1    Qualified Income Offset. Except as provided in Section 4.2.3, in the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.

4.2.2     Gross Income Allocation. Net Loss shall not be allocated to any Partner to the extent such allocation would cause such Partner to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.

4.2.3      Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 4.2.3 is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Partner’s share of net decrease in Partnership Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Partner Nonrecourse Debt, and such Partner bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Partner contributes cash to the capital of the Partnership that is used to repay the Nonrecourse Debt, and the Partner’s share of the net decrease in Partnership Minimum Gain results from the repayment.

4.2.4      Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, except Section 4.2.3, if there is a net decrease in Partner Minimum Gain, any Partner with a share of that Partner Minimum Gain (as determined under Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Partner Minimum Gain arises because the liability ceases to be Partner Nonrecourse Debt due to conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

4.2.5     Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Partners in proportion to their Percentage Interests and each Partner’s share of excess Nonrecourse Debt shall be in the same proportion.

4.2.6     Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year shall be allocated to the Partner who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Partner Nonrecourse Debt. If more than one Partner bears the economic risk of loss for a Partner Nonrecourse Debt, any Partner Nonrecourse Deductions attributable to that Partner Nonrecourse Debt shall be allocated among the Partners according to the ratio in which they bear the economic risk of loss.

4.2.7     Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

4.3         Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

4.4        Allocation of Partnership Items. Except as otherwise provided herein, whenever a proportionate part of Net Income or Net Loss is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Net Income or Net Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Net Income or Net Loss was realized shall be allocated to the Partner in the same proportion.

4.5         Assignment.

4.5.1      The Net Income and Net Loss for the taxable year in which an adjustment pursuant to Section 3.7 occurs shall be allocated between the part of the year ending on the day when the adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Net Income and Net Loss for the taxable year in which the adjustment occurs. The allocation of Net Income and Net Loss for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Net Income and Net Loss for the later part shall be based on the adjusted Percentage Interests.

4.5.2     Unless otherwise agreed to by the General Partner, in the event of the assignment of a Partnership Interest pursuant to the terms of this Agreement, Net Income and Net Loss shall be allocated as between the assignor and the assignee based upon the number of months of their respective ownership during the year in which the assignment occurs, without regard to the results of the Partnership’s operations during the period before or after such assignment. Distributions shall be made to the assignor or the assignee, whichever is the owner of the Partnership Interest, as of the date of the Distribution. An assignee who receives a Partnership Interest during the first 15 days of a month will receive any allocations relative to such month. An assignee who acquires a Partnership Interest on or after the 16th day of a month will be treated as acquiring the Partnership Interest on the first day of the following month.

4.5.3     In the event of the assignment of the General Partner’s Units, the allocations of Net Income or Net Loss shall be as agreed between the General Partner and its assignee. In the absence of an agreement, Net Income, Net Loss and Distributions shall be allocated in a manner similar to that provided in Section 4.5.2.

4.6         Power of General Partner to Vary Allocations. It is the intent of the Partners that each Partner’s share of Net Income and Net Loss be determined and allocated in accordance with Code Section 704(b) and the provisions of this Agreement shall be so interpreted. Therefore, if the General Partner believes that the allocations provided in this Section 4 are unlikely to be respected for federal income tax purposes, the General Partner is hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Code Section 704(b) and effect the plan of allocations and Distributions provided for in this Agreement.

4.7         Special Allocation of Class-Specific Items. To the extent that any items of income, gain, loss or deduction of the General Partner are allocable to a specific Class or Classes of REIT Shares, including, without limitation, Advisory Fees, such items, or an amount equal thereto, shall be specially allocated to the Class or Classes of Units corresponding to such Class or Classes of REIT Shares. To the extent any items of expense are attributable to any Advisory Fees and Performance Allocations, such items, or an amount equal thereto, shall be specially allocated to the Class or Classes of Units to which such items relate.

4.8        Substantial Economic Effect. It is the intent of the Partners that the allocations of Net Income and Net Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of Net Loss attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Section 4 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

4.9         Allocation on Liquidation. Notwithstanding the other provisions in this Section 4, in the year of the liquidation of the Partnership, Net Income and Net Loss from all sources (or gross income or gross expense) shall be allocated, to the greatest extent possible, so that the positive Capital Account balance of each Partner shall be equal to the Distributions to be made upon liquidation to such Partner.

5.           Distribution of Cash.

5.1       Cash Distributions. The Partnership shall distribute cash on a monthly (or, at the election of the General Partner, more or less frequently) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Record Date with respect to such month (or other distribution period) in accordance with Section 5.2. The Partnership shall be deemed to have distributed cash to the General Partner in an amount equal to the amount of distributions by the General Partner that are reinvested in REIT Shares issued by the General Partner pursuant to the General Partner’s distribution reinvestment plan, and the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of such distributions in return for an equal number of Units having the same Class designation as the issued REIT Shares.

5.2        Amount of Distributions. Except for distributions pursuant to Section 12.3 in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 5.3, 5.4, 5.5, 5.6 and 5.7, all distributions of cash (including any deemed distributions pursuant to Section 5.1) shall be made to each Partner in amounts bearing the same ratio to the aggregate distribution as the Net Asset Value of the Units held by each Partner bears to the aggregate Net Asset Value of all Units issued and outstanding on the Record Date, except that the amount distributed per Partnership Unit of any Class may differ from the amount per Unit of another Class on account of differences in Class-specific expense allocations with respect to REIT Shares as described in the Valuation Guidelines or for other reasons as determined by the Board of Trustees of the General Partner. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Unit for Units of a particular Class as are made to the distributions per REIT Share by the General Partner with respect to REIT Shares having the same Class designation.

5.3        Performance Allocation. Notwithstanding the foregoing, so long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner shall be entitled to a distribution (the “Performance Allocation”) with respect to each Partner’s Units, promptly following the end of each year, in an amount equal to the following:

5.3.1      First, if the Total Return on such Units for the applicable period exceeds (i) the Hurdle Amount for such Units during that period and (ii) the Loss Carryforward Amount for such Units (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount distributed to the Special Limited Partner equals 17.5% (if such Units are Class I Units) or 15% (if such Units are Class L Units) of the sum of (i) the Hurdle Amount for such Units for that period and (ii) any amount allocated to the Special Limited Partner with respect to such Units pursuant to this Section 5.3.1; and

5.3.2     Second, to the extent there are remaining Excess Profits for such Units, 17.5% (if such Units are Class I Units) or 15% (if such Units are Class L Units) of such Excess Profits.

5.4         Special Rules for the Performance Allocation.

5.4.1     Any amount by which Total Return for any Units falls below their Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

5.4.2     With respect to all Units that are repurchased at the end of any quarter in connection with repurchases of REIT Shares pursuant to the Share Repurchase Plan or pursuant to Section 10.8, the Special Limited Partner shall be entitled to such Performance Allocation in an amount calculated as described above calculated in respect of the portion of the year for which such Units were outstanding, and proceeds for any such Units repurchase will be reduced by the amount of any such Performance Allocation.

5.4.3     The Performance Allocation shall be calculated, without duplication, at the level of the Partnership and is intended to be a profits interest under the meaning of Rev. Proc. 93-27, which profits interest is acquired by the Special Limited Partner as of the date of this Agreement. The Performance Allocation shall be allocated to the Special Limited Partner at the end of each Performance Allocation period and the Special Limited Partner may elect, in its sole discretion, to receive a distribution of all or a portion of the Performance Allocation in cash. To the extent that the Special Limited Partner does not elect to take a cash distribution, a corresponding portion of the Special Limited Partner’s Capital Account may, at the election of the Special Limited Partner, be converted into Common Limited Partner Units of equivalent value (which Common Limited Partner Units the Special Limited Partner may elect to redeem at any time for cash based on the then current Unit NAV), with corresponding adjustments made to the Common Limited Partner Units of the Common Limited Partners as determined by the General Partner to ensure there is no unintended dilution of any Common Limited Partner and to ensure that such conversion to Common Limited Partner Units for the Special Limited Partner does not result in the recognition of taxable income or gain. If the Special Limited Partner elects to receive such distributions in Common Limited Partner Units, the Special Limited Partner will receive the number of Common Limited Partner Units that results from dividing the Performance Allocation by the Unit NAV per Common Limited Partner Unit at the time of such distribution.

5.4.4      The measurement of the change in Unit NAV for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.

5.4.5     The Special Limited Partner will not be obligated to return any portion of the Performance Allocation paid due to the subsequent performance of the Partnership.

5.4.6      In the event the Advisory Agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Performance Allocation until the Advisory Agreement’s term expires.

5.4.7      Notwithstanding anything to the contrary, the Special Limited Partner shall be entitled to the Performance Allocation for the same duration as the Advisory Agreement is in effect as set forth in Section 11 of the Advisory Agreement.

5.4.8     The Performance Allocation shall be determined as soon as possible after December 31 of each year, but no later than the date on which the Partnership’s federal income tax return is filed. If the Partnership is not able to make a final determination of the Performance Allocation on or before such date, the Partnership shall make a reasonable estimation with respect to the Performance Allocation for the prior calendar year by such date.

5.5        Withholding. To the extent the Partnership is required by law to withhold or to make tax payments (including interest and penalties thereon) on behalf of or with respect to any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the General Partner and any member or officer of the General Partner from and against any liability with respect to Tax Advances required on behalf of or with respect to such Partner. Each Partner shall furnish the General Partner with such information, forms and certifications as it may require and as are necessary to comply with the regulations governing the obligations of withholding tax agents, as well as such information, forms and certifications as are necessary with respect to any withholding taxes imposed by countries other than the United States and represents and warrants that the information and forms furnished by it shall be true and accurate in all respects. The amount of any taxes paid by or withheld from receipts of the Partnership (or any investment in which the Partnership invests that is treated as a flow-through entity for United States federal income tax purposes) allocable to a Partner from an investment shall be deemed to have been distributed to each Partner to the extent that the payment or withholding of such taxes reduced distribution proceeds otherwise distributable to such Partner as provided herein.

5.6         REIT Distributions. In no event may a Partner receive a distribution of cash with respect to a Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Unit has been or will be exchanged.

5.7      REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to make shareholder distributions that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent the General Partner elects to retain and pay income tax on its net capital gain.

5.8       No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.9       Reinvestment. Subject to legal, tax, regulatory or other similar considerations, each Limited Partner holding Units agrees to participate in the reinvestment program of distributions to the holders of Common Limited Partner Units (the “DRIP” and any participating Limited Partner, a “DRIP Participant”) unless otherwise agreed with the General Partner in writing. The following provisions shall apply to the DRIP and any Limited Partner’s participation therein:

5.9.1     Subject to Section 5.9.2(e), the General Partner shall, on behalf of each DRIP Participant, reinvest all distributions to be made to such DRIP Participant with respect to its Common Limited Partner Units in exchange for such DRIP Participant being issued additional Common Limited Partner Units of the same Class of Common Limited Partner Units held by such DRIP Participant. Common Limited Partner Units issued pursuant to the DRIP shall be purchased at the applicable Net Asset Value per Unit on the date that the distribution is payable (calculated as of the most recent month end).

5.9.2      In connection with this Section 5.9, each Limited Partner agrees and acknowledges as follows:

(a)       The Partnership has designated the General Partner to administer the DRIP and act as agent for the DRIP Participants. The General Partner shall credit distributions to DRIP Participants on the basis of whole or fractional Common Limited Partner Units, and shall reinvest such distributions in additional Common Limited Partner Units of the same Class of Common Limited Partner Units held by such DRIP Participant.

(b)        A DRIP Participant shall remain in the DRIP until such DRIP Participant withdraws from the DRIP in accordance with Section 5.9.2(e) or the General Partner terminates or suspends the DRIP.

(c)         A DRIP Participant shall be deemed to have made a Capital Contribution, and Common Limited Partner Units shall be purchased, on the date that the distribution is payable (at the then-current Net Asset Value Per Unit, calculated as of the most recent month end). No interest shall be paid on cash distributions pending reinvestment under the terms of the DRIP.

(d)        No DRIP Participant shall have any authorization or power to direct the time or price at which Common Limited Partner Units shall be purchased. The total amount to be invested shall depend on the amount of any distributions paid on the number of Common Limited Partner Units owned by the DRIP Participant, as well as any withholding taxes paid on behalf of such DRIP Participant.

(e)         DRIP Participants may elect to withdraw from the DRIP with respect to the Common Limited Partner Units held in their account in the DRIP by providing ten (10) days’ prior written notice of such election to withdraw in a form acceptable to the General Partner and such election to withdraw shall be effective until rescinded by providing written notice of an election to reinstate participation in the DRIP in a form acceptable to the General Partner. Such written notice of such election to withdraw or be reinstated, as the case may be, must be received by the General Partner prior to the last day of the month in order for a Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last day of a month in which it is timely received and will not affect participation in the DRIP for any prior month). Any transfer of Common Limited Partner Units by a DRIP Participant to a non-DRIP Participant will terminate participation in the DRIP with respect to the transferred Units. If a DRIP Participant terminates DRIP participation, the Partnership may, at its option, ensure that the terminating DRIP Participant’s account will reflect the whole number of Units in such DRIP Participant’s account and provide a check or other instrument of payment for the cash value of any fractional Unit in such account. Upon termination of DRIP participation for any reason, future distributions will be distributed to the Limited Partner in cash.

5.9.3      For clarity, this Section 5.9 shall not apply to any distributions to the General Partner made pursuant to Section 5.2.

5.9.4     Notwithstanding anything to the contrary in this Agreement, the General Partner may amend any aspect of this Section 5.9; provided, however, that the DRIP cannot be amended to eliminate a DRIP Participant’s right to terminate participation in the DRIP and notice of any material amendment will be provided to the DRIP Participants at least ten (10) business days prior to the effective date of that amendment. The General Partner may suspend or terminate the DRIP for any reason at any time upon ten (10) business days’ prior written notice to the DRIP Participants.

6.           Rights, Obligations and Powers of the General Partner.

6.1       Management of the Partnership. Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(a)         to acquire, purchase, own, operate, manage, lease, dispose of and exchange any Property and any other assets in the best interests of the business of the Partnership;

(b)        to develop land, construct buildings and make other improvements or renovations on Property owned or leased by the Partnership;

(c)        to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, warrants, convertible or exchangeable securities or other rights relating to any Partnership Interests) of the Partnership;

(d)        to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(e)       to make loans or advances to any Person, including Affiliates of the General Partner or the Partnership, for any purpose pertaining to the business of the Partnership;

(f)       to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend, or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(g)         to pay; either directly or by reimbursement, all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in the Agreement;

(h)      to use assets of the Partnership for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(i)         to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to by occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(j)         to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(k)       to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(l)          to make or revoke any election permitted or required of the Partnership by any taxing authority;

(m)       to maintain such insurance coverage for public liability, fire, and casualty, and any and all other insurance for the protection of the Partnership, conservation of Partnership assets, or any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(n)        to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property, to distribute the same or to use such proceeds for other Partnership purposes;

(o)       to hire and dismiss employees of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons in connection with the Partnership business and to pay such remuneration as the General Partner may deem reasonable and proper;

(p)     to retain other services of any kind or nature in connection with the Partnership business, and to pay such remuneration as the General Partner may deem reasonable and proper;

(q)       to negotiate and enter into agreements on behalf of the Partnership with respect to any of the rights, powers or authority of the General Partner;

(r)         to maintain accounting records and to file all federal, state and local income tax returns on behalf of the Partnership;

(s)         to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(t)         to form or acquire an interest in, and contribute Property to, any limited or general partnership, joint venture, limited liability company, corporation, Subsidiary or other entity or relationship;

(u)         to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other Partnership purpose;

(v)         to merge, consolidate or combine the Partnership with or into another entity;

(w)        to take any and all actions necessary to modify the DRIP; and

(x)        to execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and maintain all of the rights and powers of a general partner as provided by the Act.

6.2        Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3         Authority as to Third Persons.

6.3.1      No third party dealing with the Partnership shall be required to investigate the authority of the General Partner or the officers of the Partnership or secure the approval or confirmation by any Partner of any act of the General Partner in connection with the Partnership’s business.

6.3.2      The General Partner and any officer designated by the General Partner shall have full authority to execute on behalf of the Partnership, in its own capacity or in its capacity as the general partner, General Partner or Partner of any Subsidiary, any and all agreements, contracts, conveyances, deeds, mortgages and other instruments, and the execution thereof by the General Partner or any officer designated by the General Partner, executing on behalf of the Partnership, in its own capacity or in its capacity as the general partner, General Partner or Partner of any subsidiary, shall be the only execution necessary to bind the Partnership thereto. No signature of any Partner shall be required.

6.4         Officers.

6.4.1      Appointment of Officers. The General Partner, in its sole discretion, may appoint officers of the Partnership at any time. The officers of the Partnership, if appointed by the General Partner, may include a president, chief executive officer, chief investment officer, any number of vice presidents, a secretary and chief financial officer. The officers shall serve at the pleasure of the General Partner. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as determined and authorized by the General Partner.

6.4.2     Removal, Resignation and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the General Partner at any time. Any officer may resign at any time by giving written notice to the General Partner. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Partnership under any contract to which the officer is a party.

6.4.3      Signing Authority. The General Partner may assign signing authority to any officer to execute contracts and endorse checks.

6.5         Indemnification and Exculpation of Indemnitees.

6.5.1      The Partnership shall indemnify, to the fullest extent allowed under applicable law, an Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), costs and expenses (including reasonable legal fees and expenses), judgments, fines, settlements, penalties and other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative), that are incurred by any Indemnitee that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and constituted willful misconduct or gross negligence, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification pursuant to this Section 6.5 shall be made only out of the assets of the Partnership.

6.5.2     The Partnership shall pay or reimburse an Indemnitee for reasonable expenses and other costs incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.5.2 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

6.5.3      The indemnification provided by this Section 6.5 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

6.5.4     The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

6.5.5      For purposes of this Section 6.5.5, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.5.5; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

6.5.6      In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

6.5.7      An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the trust agreement of the General Partner.

6.5.8      The provisions of this Section 6.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

6.5.9     None of the Partners or any of their Affiliates shall have any obligation to cause the Partnership to take any action that would result in personal liability to the General Partner, the Limited Partners, their principals or any of their Affiliates in their capacity as obligator or guarantor of any loan that is obtained or assumed by the Partnership, notwithstanding that the failure to take any such action might result in the total or partial Net Loss of the Partnership’s interest in some or all of the Partnership’s Property. Such action may include transferring Real Estate to a lender pursuant to a deed in lieu of foreclosure. Any action or inaction by the Partners or any of their Affiliates that is intended to avoid personal liability under any obligation or guaranty related to a loan that is obtained or assumed by the Partnership shall not constitute a breach of any fiduciary or other duty that the General Partner or its Affiliates may owe the Partnership. Further, the Partnership shall indemnify and hold harmless any Partners and their Affiliates for any guarantees, including actual guarantees or nonrecourse carve-out guarantees or similar guarantees.

6.6         Liability of the General Partner.

6.6.1      Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers, directors, trustees, partners, managers, owners, employees and agents shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner or its officers, directors, trustees, partners, managers, owners, employees or agents not amounting to willful misconduct or gross negligence acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partner or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity, provided that the General Partner, acting in good faith, abides by the terms of this Agreement.

6.6.2      The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and the General Partner’s stockholders collectively, and that neither the General Partner nor its Board of Directors is under any obligation to consider the separate interests of the Limited Partners in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the General Partner’s stockholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partners shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

6.6.3      Subject to its obligations and duties as General Partner set forth in this Section 6, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

6.6.4    Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief, that such action or omission is necessary or advisable in order to (i) protect the ability of the General Partner to continue to qualify as a REIT or (ii) prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, or (iii) to ensure that the Partnership is not classified as a “publicly traded partnership” is expressly authorized under this Agreement and is deemed approved by the Limited Partners.

6.7         Compensation.

6.7.1    Except as provided in this Section 6.7 and elsewhere in this Agreement (including the provisions of Sections 4 and 5 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as General Partner of the Partnership.

6.7.2      The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses and Administrative Expenses incurred by the General Partner. Reimbursement of REIT Expenses and Administrative Expenses shall be treated as an expense of the Partnership and not as allocations of Partnership income or gain.

6.8         Employment or Retention of Affiliates.

6.8.1      Any Affiliate of the General Partner or the Advisor may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as an advisor, buyer, lessor, lessee, property manager, asset manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor which the General Partner determines to be fair and reasonable.

6.8.2     The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner; the foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

6.8.3     The Partnership may transfer assets to joint ventures, limited liability companies, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems to be consistent with this Agreement, applicable law and the REIT status of the General Partner.

6.8.4     Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership.

6.9       General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, rehabilitation, operation or ownership of any Property shall be conducted through the Partnership, a Subsidiary or a taxable REIT Subsidiary (within the meaning of Section 856(l) of the Code). The General Partner is also allowed to hold cash to fund its expenses, including the redemption of REIT Shares.

6.10       Repurchases and Exchanges of REIT Shares.

6.10.1    If the General Partner repurchases any REIT Shares (other than REIT Shares repurchased with proceeds received from the issuance of other REIT Shares), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Units having the same Class designation as the redeemed REIT Shares for that Class of Units on the same terms that the General Partner repurchased such REIT Shares (including any applicable discount to Net Asset Value).

6.10.2   If the General Partner exchanges any REIT Shares of any Class (“Exchanged REIT Shares”) for, or converts any REIT Shares of any Class to, REIT Shares of a different Class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange or convert a number of Units having the same Class designation as the Exchanged REIT Shares, for Units having the same Class designation as the Received REIT Shares on the same terms that the General Partner exchanged or converted the Exchanged REIT Shares.

7.           Changes in the General Partner.

7.1         Transfer of the General Partner’s Units.

7.1.1     The General Partner shall not transfer all or any portion of its General Partner Units or withdraw as the General Partner except as provided in, or in connection with a transaction contemplated by, Section 7.1.2.

7.1.2     The General Partner shall not engage in any merger, consolidation or other combination with or into another Person or the sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of formation or organizational form), which in each case results in a change of control of the General Partner, unless approved by 50% of the Units.

7.2        Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only with the consent of more than 50% of the Units.

7.3         Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

7.3.1     Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall not be deemed to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3.2. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.3.3 shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

7.3.2      Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall not be deemed to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Special Limited Partner, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 7.3.3 and any other provisions of this Agreement, a substitute General Partner. If the Special Limited Partner elects to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.3.3      A Person shall be admitted as a substitute or additional General Partner only with the consent of the Special Limited Partner.

7.4         Removal of a General Partner.

7.4.1      Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall not be deemed to be an Event of Bankruptcy or a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

7.4.2      If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3, such General Partner shall promptly transfer and assign its Units to the substitute General Partner approved by the Special Limited Partner. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the Units of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner as a result of the event that caused the removal. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and the Special Limited Partner within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and the Special Limited Partner shall each select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s Units within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s Units shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s Units no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s Units shall be the average of the two appraisals closest in value.

7.4.3      The General Partner Units of a removed General Partner, until transferred pursuant to Section 7.4.2, shall be converted to that of a special limited partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, Net Income, gain or Net Loss allocations or cash distributions allocable or payable, as the case may be, to the Special Limited Partner. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4.2.

7.4.4      All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

8.           Rights and Obligations of the Limited Partners.

8.1         Management of the Partnership. Except for the approval rights set forth herein or as set forth in the Act, the Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for or on behalf of the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2        Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of a Limited Partner or the transfer by the Limited Partner of any part or all of its Units.

8.3         Limitation on Liability of Limited Partner. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. The Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, the Limited Partner shall not, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4        Redemption Right of the Special Limited Partner. The Special Limited Partner shall have the right to request the Partnership to redeem all or a portion of its Units received pursuant to Section 5.4.3 for cash at any time irrespective of the period the Units have been held by the Special Limited Partner; provided, however, that such Units shall not be redeemed if the General Partner determines that any such redemption for cash would be prohibited by applicable law or this Agreement. The repurchases of the Units held by the Special Limited Partner shall not be subject to the early repurchase deduction as set forth in the Share Repurchase Plan. Any such redemption requests will be honored at the end of a month in conjunction with repurchase requests through the Share Repurchase Plan.

8.5        Redemption Right of the Common Limited Partners. The Common Limited Partners shall have the Redemption Rights set forth in Section 10.8.

9.           Special Limited Partner Transfers.

9.1         Resignation or Withdrawal of the Special Limited Partner. Subject to this Section 9, the Special Limited Partner shall not resign or withdraw as the Special Limited Partner without the consent of the General Partner.

9.2       Permitted Assignments. The Special Limited Partner may directly or indirectly sell, assign, hypothecate, encumber or otherwise transfer all or any portion of its Special Limited Partners Interest with the consent of the General Partner.

9.2.1    Any assignment or transfer by the Special Limited Partner can be an assignment or transfer of all or any portion of its Partnership Interest.

9.2.2     Any transfer of all or any portion of the Special Limited Partner’s Interest may be made only pursuant to the terms and conditions contained in this Section 9.

9.2.3     Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Special Limited Partner’s Interest and accepted by the General Partner.

9.2.4      All costs of the transfer, including reasonable attorneys’ fees (if any), shall be borne by the Special Limited Partner.

9.3        Transfer in Violation Not Recognized. Any assignment, sale, transfer, exchange or other disposition in contravention of the provisions of this Section 9 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

10.         Restrictions on Transfer of Common Limited Partner Units.

10.1      Appraisal Requirement. Subject to the provisions of this Section 10, the Common Limited Partners may not offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of their Common Limited Partner Units, or any of the Common Limited Partner’s economic rights as a Common Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion; provided that the Special Limited Partner may transfer all or a portion of its Partnership Interests, or any of its economic rights as a Limited Partner to any of its Affiliates without the consent of the General Partner. Any such purported Transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

10.2       Transfers to Affiliates. Notwithstanding Section 10.1 and subject to Sections 10.3 and 10.4, a Common Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Common Limited Partner Units to (i) a parent or parent’s spouse, natural or adopted descendants, spouse of such descendant, or brother or sister, or a trust created by the Common Limited Partner for the benefit of the Common Limited Partner and/or any such Person(s), provided that the Common Limited Partner or any such Person(s) is a trustee of such trust, (ii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) above or (iii) if the Common Limited Partner is an entity, its beneficial owners.

10.3      Securities Law Compliance. The Common Limited Partner may only effect a Transfer of its Common Limited Partner Units, in whole or in part, if such proposed Transfer would not violate any applicable federal or state securities law (including investment suitability standards).

10.4       REIT Compliance. No Transfer by the Common Limited Partners of their Common Limited Partner Units, in whole or in part, may be made to any Person if the Transfer (i) would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the belief of the General Partner, would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code (iii) would be to a lender or related party of a nonrecourse loan unless appealed by the Special Limited Partner (iv) would cause the Common Limited Partner Units to be deemed to be “traded on an established securities market” or “readily tradable on a secondary market (or substantial equivalent thereof)” under the provisions applicable to publicly traded partnership status including Section 7704 of the Code and the Regulations promulgated thereunder or otherwise fail to qualify for one of the safe harbors described in the Regulations related to the publicly traded partnership rules. In making this determination, the General Partner shall be entitled to limit any transfers so that the transfers comply with one of the safe harbors in the Regulations; provided, however, the General Partner may, in its sole discretion, permit transfers that do not qualify for one of the safe harbors.

10.5       Void Transfers. Any Transfer in contravention of any of the provisions of this Section 10 shall be void and ineffectual and shall not be binding upon or recognized by the Partnership.

10.6       Additional Requirements. Prior to the consummation of any Transfer under this Section 10, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

10.7       Effect of Bankruptcy, Death, Incompetence or Termination of a Common Limited Partner. The occurrence of an Event of Bankruptcy as to a Common Limited Partner, the death of a Common Limited Partner or a final adjudication that a Common Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Common Limited Partner, the trustee or receiver of the Limited Partner’s estate or, if a Common Limited Partner dies, the Common Limited Partner’s executor, administrator or trustee, or, if a Common Limited Partner is finally adjudicated incompetent, the Common Limited Partner’s committee, guardian or conservator, and any such Person shall have the rights of the Common Limited Partner for the purpose of settling or managing the Common Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of the Common Limited Partner’s Limited Partner Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a substitute Common Limited Partner.

10.8       Common Limited Partner Unit Redemption Right.

10.8.1   Subject to Sections 10.8.2, 10.8.3, 10.8.4, 10.8.5, 10.8.6 and 10.8.7 of this Agreement, following the expiration of the applicable Redemption Hold Period, each Common Limited Partner shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Limited Partner Units held by such Common Limited Partner (the “Redeemed Units”) at a redemption price equal to the Common Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption in the form attached hereto as Exhibit B delivered to the Partnership (with a copy to the General Partner) by the Common Limited Partner who is exercising the Redemption Right (the “Redeeming Limited Partner”), and such notice shall be irrevocable unless otherwise agreed upon by the General Partner. In such event, the Partnership shall deliver the Cash Amount to the Redeeming Limited Partner. Notwithstanding the foregoing, the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Common Limited Partner Units subject to the Notice of Redemption pursuant to Section 10.8.2 hereof. No Limited Partner may deliver more than one Notice of Redemption during any calendar year unless otherwise agreed by the General Partner and may not exercise the Redemption Right for less than 1,000 Common Limited Partner Units or, if such Common Limited Partner holds less than 1,000 Common Limited Partner Units, all of the Common Limited Partner Units held by such Partner. The Redeeming Limited Partner shall have no right, with respect to any Common Limited Partner Units so redeemed, to receive any distribution paid with respect to the Common Limited Partner Units if the record date for such distribution is on or after the Specified Redemption Date.

10.8.2    Notwithstanding the provisions of Section 10.8.1 of this Agreement, if a Common Limited Partner exercises the Redemption Right by delivering to the Partnership a Notice of Redemption, then the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire some or all of such Common Limited Partner Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion) on the Specified Redemption Date. If the General Partner acquires the Common Limited Partner Units offered for redemption by the Redeeming Limited Partner, (i) the General Partner shall be treated for all purposes of this Agreement as the owner of such Common Limited Partner Units, (ii) the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Redemption Right, and (iii) each of the Redeeming Limited Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s Common Limited Partner Units to the General Partner.

10.8.3    Notwithstanding the provisions of Sections 10.8.1 and 10.8.2 of this Agreement, a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Limited Partner on the Specified Redemption Date by the General Partner pursuant to Section 10.8.2 of this Agreement (regardless of whether or not the General Partner would in fact purchase the Common Limited Partner Units pursuant to Section 10.8.2 of this Agreement) would (i) result in such Limited Partner or any other Person (as defined in the Declaration of Trust) owning, directly or indirectly, REIT Shares in excess of the Aggregate Share Ownership Limit or any Excepted Holder Limit (each as defined in the Declaration of Trust) and calculated in accordance therewith, except as provided in the Declaration of Trust, (ii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iii) cause the General Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant of the General Partner, the Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (iv) otherwise cause the General Partner to fail to qualify as a REIT under the Code, or (v) cause the acquisition of REIT Shares by such Limited Partner to be “integrated” with any other distribution of REIT Shares or Common Limited Partner Units for purposes of complying with the registration provisions of the Securities Act of 1933, as amended. The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 10.8.3.

10.8.4    Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 10.8 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount and may also delay such Specified Redemption Date to the extent (and only for so long as) necessary to effect compliance with applicable requirements of the law. Any REIT Shares Amount to be paid to a Redeeming Limited Partner pursuant to this Section 10.8 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed to the extent (and only for so long as) necessary to effect compliance with applicable requirements of the law. Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the acquisition of Redeemed Units hereunder to occur as quickly as reasonably possible.

10.8.5   Each Redeeming Limited Partner covenants and agrees that all Common Limited Partner Units subject to a Notice of Redemption will be delivered to the Partnership or the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims or encumbrances exist or arise with respect to such Common Limited Partner Units, neither the Partnership nor the General Partner shall be under any obligation to redeem or acquire such Common Limited Partner Units.

10.8.6   Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law that apply upon a Redeeming Limited Partner’s exercise of the Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with any forms or certificates required to avoid or reduce the withholding under federal, state, local or foreign law or such other form as the General Partner may reasonably request. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the Redemption Right (the “Withheld Amount”) and if the Common Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its Common Limited Partner Units. If, however, the Common Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Common Redemption Amount, the Common Redemption Amount shall be treated as an amount received by such Partner in redemption of its Common Limited Partner Units, and the Partner shall contribute the excess of the Withheld Amount over the Common Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

10.8.7    Notwithstanding any other provision of this Agreement, the General Partner may place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary or reasonable to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary or reasonable in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

11.         Books and Records; Accounting; Tax Matters.

11.1       Books and Records. The General Partner shall keep or cause to be kept at the Partnership’s principal office true and complete books of account in accordance with generally accepted accounting principles, including (i) a current list of the full name and last known business address of each Partner, (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, (iii) copies of the Partnership’s federal, state and local income tax returns and reports, (iv) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (v) all documents and information required under the Act.

11.2       Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

11.3      Reports to the Limited Partners. As soon as practicable after the close of each fiscal quarter and the fiscal year, the General Partner shall make available to the Limited Partners a quarterly or annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

11.4       Partnership Audit Rules.

11.4.1    The General Partner shall be the “partnership representative” for purposes of Code Sections 6223 and 6231 and shall have the power to designate, and direct the actions of, a “designated individual” within the meaning of the Treasury Regulations under Code Section 6223. If any state or local tax law provides for a partnership representative, designated individual or Person having similar rights, powers, authority or obligations, the General Partner shall also serve in such capacity and/or designate, and direct the actions of, another Person to serve in such capacity (the partnership representative under federal tax law, the designated individual under federal tax law and any Person serving in a similar capacity under state or local tax law to either, the “Partnership Representative”). The Partnership Representative will have the rights, power and authority to act and perform fully in its capacity as Partnership Representative. The Partnership shall make such elections pursuant to the provisions of the Code as the General Partner, in its sole discretion, deems appropriate. In addition, the General Partner shall, at the Partnership’s expense, cause to be prepared and timely filed after the end of each taxable year of the Partnership all federal and state income tax returns required of the Partnership for such taxable year.

11.4.2   If any audit adjustment results in an underpayment of tax that is imputed to the Partnership and would be assessed and collected at the Partnership level in the period that the adjustment becomes final, the Partnership Representative may elect:

(a)       to pay an imputed underpayment as calculated under Code Section 6225(b) with respect to such adjustment, including interest, penalties and related tax (“Imputed Underpayment”) in the Adjustment Year or otherwise take the Internal Revenue Service adjustment into account in the Adjustment Year.

(b)         to “push out” such adjustment pursuant to Code Section 6226; or

(c)         to take any other action in connection with such adjustment permitted to be taken by the Partnership Representative by law.

11.4.3    Each Partner’s proportionate share of any Imputed Underpayment shall be determined by the General Partner in good faith. Each Partner agrees to indemnify and hold harmless the Partnership and the General Partner from and against any liability with respect to the Partner’s proportionate share of any Imputed Underpayment, regardless of whether such Partner is a Partner in the Adjustment Year, and to promptly pay its proportionate share of any Imputed Underpayment to the Partnership within 15 days following the General Partner’s request for payment. The Partners will take such actions as are reasonably requested by the Partnership Representative, including by timely providing to the Partnership such information as is reasonably requested by the Partnership Representative to reduce the amount of the Partnership’s liability for any Imputed Underpayment and providing the Partnership Representative with the information necessary to make an election pursuant to Code Section 6226.

11.4.4    The Partnership shall pay or reimburse the Partnership Representative for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and other professionals’ fees) incurred by it in its capacity as the Partnership Representative. The Partnership shall indemnify, defend and hold the Partnership Representative harmless from all losses in connection with any act or decision concerning Partnership tax matters to the extent such act or decision was made within the scope of the Partnership Representative’s duties and responsibilities hereunder.

11.4.5    The provisions of this Section 11.4 will survive the termination of any Partner’s interest in the Partnership and will remain binding for so long as necessary to resolve any and all tax matters with respect to the Partnership.

12.         Term and Dissolution.

12.1       Duration. The Partnership shall have a perpetual duration, except that the Partnership shall be dissolved and liquidated upon the first to occur of any of the following events:

12.1.1    the occurrence of an Event of Bankruptcy or the dissolution, removal or withdrawal of the General Partner unless either (i) at such time there is at least one remaining General Partner or (ii) within 90 days after such occurrence, a majority of the holders of Common Limited Partner Units elect to continue the business of the Partnership and elects a substitute General Partner;

12.1.2    the decision of the General Partner to terminate and dissolve the Partnership; or

12.1.3    the entry of a decree of judicial dissolution under Section 17-802 of the Act.

12.2     Dissolution. Upon dissolution and liquidation of the Partnership (unless the business of the Partnership is continued pursuant to Section 12.1.1), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate of Limited Partnership and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.1. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations) or (ii) distribute the assets to the Partners in kind.

12.3      Liquidation of Property. Upon a dissolution and termination of the Partnership, the General Partner (or in case there is no General Partner, the Special Limited Partner or Person designated by the Special Limited Partner) shall take full account of the Partnership Property and liabilities, shall liquidate the Property as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

12.3.1   To the payment of creditors of the Partnership, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Partnership Property;

12.3.2    To the setting up of any reserves as required by law for any liabilities or obligations of the Partnership; provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with the remaining provisions of this Section 12.3; and

12.3.3    To the Partners as set forth in Section 5.

13.         Amendment of the Agreement.

13.1       Admission of a Partner. Amendments to this Agreement for the admission of any Partner shall not, if in accordance with the terms of this Agreement, require the consent of any Partner.

13.2     Amendments with Consent of the Special Limited Partner. In addition to any amendments otherwise authorized herein, if any amendment materially affects the Special Limited Partner the amendment shall require the consent of the Special Limited Partner.

13.3      Execution and Recording of Amendments. Any amendment to this Agreement shall be executed by the General Partner. After the execution of such amendment, the General Partner shall also prepare and record or file any certificate or other document which may be required to be recorded or filed with respect to such amendment, either under the Act or under the laws of any other jurisdiction in which the Partnership holds any Property or otherwise does business.

14.         General Provisions.

14.1       Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the address of the Partnership set forth in Section 2.3; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

14.2      Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

14.3     Survival of Rights. This Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

14.4     Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

14.5       Special Limited Partner’s Address. The name and address of the Special Limited Partner is as follows:

ARHT Profit Partners, LLC
Attn: Joseph Penner
1720 S. Bellaire St., Ste 1250
Denver, Colorado 80222
Email: Joe@hsrm.com

14.6       General Partner’s Address. The name and address of the General Partner is as follows:

American Residential Housing Trust
Attn: Joseph Penner
1720 S. Bellaire St., Ste 1250
Denver, Colorado 80222
Email: Joe@hsrm.com

14.7      Entire Agreement. This Agreement constitutes the entire agreement of the Partners and supersedes all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

14.8       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

14.9      Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Denver, Colorado.

14.10     Attorneys’ Fees. In the event that litigation is commenced to enforce any of the provisions of this Agreement, to recover damages for breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

14.11     Partition. The Partners agree that the assets of the Partnership are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that it may have, or may obtain, to maintain any action for partition of any of the assets of the Partnership.

14.12     Title to Partnership Property. All Property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in any Partnership Property in its individual name or right, and each Partner’s Units shall be personal property for all purposes.

14.13    Electronic Signatures. Any electronic signature of a party to this Agreement and of a party to take any action related to this Agreement or any agreement entered into by the Partnership shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Agreement) shall be deemed to (i) be “written” or “in writing,” (ii) have been signed and (iii) constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Limited Partnership Agreement, all as of the date first specified above.

GENERAL PARTNER:

American Residential Housing Trust, a Maryland statutory trust

By:	/s/ Joseph Penner
Joseph Penner, President

SPECIAL LIMITED PARTNER:

ARHT Profit Partners, LLC, a Delaware limited liability company

By:	HSR ARHT Partners, LLC, a Delaware limited liability company, its member and manager

By:	Hill Street Realty CO, LLC, a Delaware limited liability company, its member and manager

By:	/s/ Joseph Penner
Joseph Penner, Sole Member and Manager

[Signature Page to Amended and Restated Limited Partnership Agreement of ARHT OP, LP]

EXHIBIT A
DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Securities” means any additional REIT Shares or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 3.4.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which the Partner is obligated to restore and the Partner’s share of Partner Minimum Gain and Partnership Minimum Gain and;

(b)         Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

“Adjustment Year” shall have the meaning set forth in Code Section 6225(d)(2).

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses the Partners have agreed are expenses of the Partnership and not the General Partner and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to any assets that are not owned directly or indirectly by the Partnership.

“Advisor” means HSR ARHT Partners, LLC, a Delaware limited liability company.

“Advisory Agreement” means the Advisory Agreement among the Partnership, the General Partner, and the Advisor, as amended and restated from time to time.

“Advisory Fees” means the fees payable to the Advisor pursuant to the Advisory Agreement.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner, (iv) any executive officer, director, manager, trustee or general partner of such other Person and (v) any legal entity for which such Person acts as an executive officer, director, General Partner, trustee or general partner.

“Agreed Value” means the fair market value and in the case of any other required determination, the fair market value as determined by the General Partner in its sole discretion. The gross fair market value shall be reduced by any liabilities assumed in the transfer or to which the property is taken subject to. The General Partner shall establish the book value of the Partners’ Capital Accounts in its sole discretion of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The Agreed Value of any non-cash Capital Contributions by a Partner as of the date of contribution are set forth on the Partnership’s books and records.

“Agreement” means this Limited Partnership Agreement of ARHT OP, LP, as amended or restated from time to time, as the context requires.

“Book Gain” shall mean the excess, if any, of the fair market value of the Property over its adjusted basis for federal income tax purposes at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

“Book Loss” shall mean the excess, if any, of the adjusted basis of Property for federal income tax purposes over its fair market value at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

“Book Value” shall mean the adjusted basis of Property for federal income tax purposes increased or decreased by Book Gain, Book Loss, Built-In Gain and Built-In Loss as reduced by depreciation, amortization or other cost recovery deductions, or otherwise, based on such Book Value.

“Built-In Gain (or Loss)” shall mean the amount, if any, by which the agreed value of contributed Property exceeds (or is less than) the adjusted basis of Property contributed to the Partnership by a Partner immediately after its contribution by the Partner to the capital of the Partnership.

“Capital Account” with respect to any Partner (or such Partner’s assignee) shall mean such Partner’s initial Capital Contribution adjusted as follows:

(i)          A Partner’s Capital Account shall be increased by:

(a)          such Partner’s share of Net Income;

(b)          any item of income or gain specially allocated to a Partner and not included in Net Income or Net Loss;

(c)          any additional cash Capital Contribution made by such Partner to the Partnership; and

(d)         the fair market value of any additional Capital Contribution consisting of property contributed by such Partner to the capital of the Partnership reduced by any liabilities assumed by the Partnership in connection with such contribution or to which the Property is subject.

(ii)         A Partner’s Capital Account shall be reduced by:

(a)          such Partner’s share of Net Loss;

(b)          any loss or deduction specially allocated to a Partner and not included in Net Income or Net Loss;

(c)          any cash Distribution made to such Partner; and

(d)        the fair market value, as determined by the General Partner, of any Property (reduced by any liabilities assumed by the Partner in connection with the Distribution or to which the distributed Property is subject) distributed to such Partner; provided that, upon liquidation and winding up of the Partnership, unsold Property will be valued for Distribution at its fair market value and the Capital Account of each Partner before such Distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Partnership then sold the Property for its fair market value. Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the Property.

Property other than money may not be contributed to the Partnership except as specifically provided in this Agreement. Property of the Partnership may not be revalued for purposes of calculating Capital Accounts unless the General Partner determines the fair market value of the Property and the Partnership complies with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g); provided, however, for purposes of calculating Book Gain or Book Loss (but not for purposes of adjusting Capital Accounts to reflect the contribution and distribution of such Property), the fair market value of Property shall be deemed to be no less than the outstanding balance of any nonrecourse indebtedness secured by such Property.

The Capital Account of a transferor Partner shall include the Capital Account of its transferor. Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b). For purposes of this Agreement, any references to the Treasury Regulations shall include corresponding subsequent provisions.

“Capital Contribution” means the total amount of cash, cash equivalents or the Book Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash equal to the product of the applicable Unit NAV and the number of Common Limited Partner Units that a Common Limited Partner identifies in its Notice of Redemption.

“Class” means a class of REIT Shares or Units, as the context may require.

“Class I Unit” means a Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.

“Class L Unit” means a Unit entitling the holder thereof to the rights of a holder of a Class L Unit as provided in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code as of the date hereof and any successor provision of the Code.

“Commission” means the United States Securities and Exchange Commission.

“Common Limited Partner” means a holder of a Class I Unit or a Class L Unit who is admitted as a Common Limited Partner with respect to such Units.

“Common Limited Partner Units” shall mean a Class I Unit or a Class L Unit held by a Common Limited Partner but specifically excluding the Special Limited Partner Interest.

“Common Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the General Partner pursuant to Section 10.8.2 of this Agreement.

“Declaration of Trust” means the declaration of trust of the General Partner, as amended and restated from time to time.

“DRIP” shall have the meaning set forth in Section 5.9.

“DRIP Participant” shall have the meaning set forth in Section 5.9.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and is dismissed within 90 days), (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding, (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and is not finally dismissed within 90 days.

“Excess Profits” shall have the meaning set forth in Section 5.3.1.

“Exchanged REIT Shares” has the meaning set forth in Section 6.10.2.

“General Partner” means American Residential Housing Trust, a Maryland statutory trust, and any Person that becomes a substitute or additional General Partner as provided herein, and any successor general partner, in such Person’s capacity as a general partner of the Partnership.

“General Partner Units” means the Units of the Partnership that are held by the General Partner that grant the General Partner the rights and obligations as General Partner in this Agreement.

“Hurdle Amount” means, with respect to any Partner’s Units for any period during a calendar year, an amount that results in a 7% annual return on the Net Asset Value of such Units at the beginning of such period, taking into account the timing and amount of all distributions accrued or paid (without duplication) on such Units and calculated in accordance with recognized industry practices. The ending Net Asset Value of the Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Allocation. The calculation of the Hurdle Amount for any period will exclude any Units repurchased during such period, which Units will be subject to the Performance Allocation upon repurchase as described in Section 5.4.2. For the avoidance of doubt, to the extent a Class of Units has a different Advisory Fee than the Class L Units under the Advisory Agreement, the corresponding Hurdle Amount will be calculated separately.

“Imputed Underpayment” shall have the meaning set forth in Section 11.4.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, officer or employee of the General Partner or the Partnership, (ii) the Advisor, (iii) a Limited Partner and (iv) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Limited Partner” means the Special Limited Partner and any Common Limited Partner.

“Loss Carryforward Amount” with respect to any Partner’s Units shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return for such Units and decrease by any positive annual Total Return for such Units, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return for such Units repurchased during such year, which Units will be subject to the Performance Allocation upon such repurchase as described in Section 5.4. To the extent a Class of Units has a different Advisory Fee than Class L Units, the corresponding Loss Carryforward Amount will be calculated separately.

“Net Asset Value” means (i) for any Units, the net asset value of such Units, determined as of the last business day of each quarter as described in the Valuation Guidelines and (ii) for any REIT Shares, the net asset value of such REIT Shares, determined as of the last business day of each quarter as described in the Valuation Guidelines.

“Net Income” or “Net Loss” shall mean, respectively, for each taxable year of the Partnership the taxable income and taxable loss (exclusive of Built-In Gain or Loss) of the Partnership as determined for federal income tax purposes in accordance with Code Section 703(a) (including all items of income, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(1)) (other than any specific item of income, gain (exclusive of Built-In Gain), loss (exclusive of Built-In Loss), deduction or credit subject to special allocation under this Agreement), with the following modifications:

(i)          The amount determined above shall be increased by any income exempt from federal income tax;

(ii)         The amount determined above shall be reduced by any expenditures described in Code Section 705(a)(2)(B) or expenditures treated as such pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i);

(iii)      Depreciation, amortization and other cost recovery deductions shall be computed based on Book Value instead of on the amount determined in computing taxable income or loss. Any item of deduction, amortization or cost recovery specially allocated to a Partner and not included in Net Income or Net Loss shall be determined for Capital Account purposes in a similar manner; and

(iv)        For purposes of this Agreement, Book Gain and Book Loss attributable to a revaluation of Property attributable to unrealized gain or loss in such Property shall be treated as Net Income and Net Loss.

“Nonrecourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Nonrecourse Deductions” has the meaning specified in U.S. Treasury Regulations Section 1.704-2(b)(1).

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“Partner” means the General Partner, the Special Limited Partner or any Common Limited Partner.

“Partner Minimum Gain” means an amount with respect to each Partner’s nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Regulations Section 1.752-1(a)(2)) determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” shall mean “partner nonrecourse debt” asset forth in Treasury Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions”. has the meaning specified in U.S. Treasury Regulations Section 1.704-2(i)(2).

“Partnership” means ARHT OP, LP, a Delaware limited partnership.

“Partnership Interests” means an ownership interest in the Partnership held by a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement.

“Partnership Minimum Gain” has the meaning specified in Regulations Sections 1.704-2(b)(2) and 1.704-2(d). A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Representative” has the meaning set forth in Section 11.4.1.

“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Units owned by a Partner by the total number of Units then outstanding. The Percentage Interest of each Partner shall be as set forth on the Partnership’s book and records.

“Performance Allocation” has the meaning set forth in Section 5.3.

“Person” means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity.

“Property” means any Real Estate Related Asset, or other investment in which the Partnership holds an ownership interest.

“Real Estate” means (i) the real property, including the buildings located thereon, (ii) the real property only or (iii) the buildings only, which are acquired by the Partnership, either directly or through joint ventures.

“Real Estate Related Assets” means unimproved and improved Real Estate including any related assets and any direct or indirect interest therein, including, without limitation, fee or leasehold interests, options, leases, joint venture interests, equity and debt securities of entities that own real estate, mortgages on Real Estate, mezzanine loans secured by junior liens on Real Estate, preferred equity interests in a property owner’s interest in Real Estate and other contractual rights in real estate.

“Received REIT Shares” has the meaning set forth in Section 6.10.2.

“Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Redeemed Units” has the meaning set forth in Section 10.8.1 of this Agreement.

“Redeeming Limited Partner” has the meaning set forth in Section 10.8.1 of this Agreement.

“Redemption Hold Period” means, for any Limited Partner, the one-year-period ending on the day before the first anniversary of such Limited Partner’s first becoming a holder of Common Limited Partner Units, unless an alternative period with respect to any Limited Partner is determined by the General Partner in its sole and absolute discretion.

“Redemption Right” has the meaning set forth in Section 10.8.1 of this Agreement.

“Regulations” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“Regulatory Allocations” are the special allocations set forth in Section 4.2.

“REIT” means a real estate investment trust described under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this Agreement, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of the General Partner, asset management and other service provider to the General Partner (including services provides affiliated with the Advisor), (ii) costs and expenses relating to any offering, issuance or registration of securities by the General Partner and all filings, statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters, placement agents or broker-dealers thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission or any state, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission, any state and any securities exchange, (vi) the Advisory Fees and other fees and expense, to other service providers of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Units or REIT Shares and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means the applicable Class of common shares of beneficial interest, $0.01 par value per share, of the General Partner.

“REIT Shares Amount” means a number of REIT Shares (with a Class designation identical to the Redeemed Units) equal to the number of Redeemed Units.

“Share Repurchase Plan” means the Share Repurchase Plan of the General Partner, as amended time to time.

“Special Limited Partner” means ARHT Profit Partners, LLC, a Delaware limited liability company, which shall be a Limited Partner under the Act.

“Special Limited Partner Interest” means an interest in the Partnership entitling the Special Limited Partner to the income, distributions and rights set forth in this Agreement.

“Specified Redemption Date” means upon receipt of timely Notice of Redemption pursuant to Section 10.8, the same day of the month the General Partner repurchases REIT Shares from the holders of REIT Shares pursuant to the General Partner’s Share Repurchase Plan; provided, however, that no Specified Redemption Date shall occur during the Redemption Hold Period.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned, directly or indirectly, by such Person.

“Successor Entity” shall have the meaning set forth in Section 3.4.2.
“Tax Advances” has the meaning set forth in Section 5.5.

“Total Return” means, for any Partner’s Units during any period since the end of the prior calendar year, the sum of: (i) all distributions accrued or paid (without duplication) on such Units outstanding at the end of such period plus (ii) the change in aggregate Net Asset Value of such Units since the beginning of such period, before giving effect to (x) changes resulting solely from the proceeds of issuances of the Units and (y) any allocation or accrual to the Performance Allocation for such Units. For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the Unit NAV for Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Units. For the avoidance of doubt, to the extent a Class of Units has a different Advisory Fees than the Class L Units, the corresponding Total Return will be calculated separately.

“Transfer” has the meaning set forth in Section 10.1.

“Unit” means a Common Limited Partner Unit or a General Partner Unit.

“Unit NAV” means, for each Class of Unit, the Net Asset Value per Unit of such Class of Unit, determined as of the last business day of each quarter as described in the Valuation Guidelines.

“Withheld Amount” has the meaning set forth in Section 10.8.6.

“Valuation Guidelines” means written valuation procedures adopted by the General Partner, as such procedures may be amended from time to time, that set forth the method by which the net asset value per each class of REIT Share and Units shall be calculated.

EXHIBIT B
NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 10.8 of the Amended and Restated Limited Partnership Agreement (the “Agreement”) of ARHT OP, LP, the undersigned hereby irrevocably (i) presents for redemption ______ number of Class __ Units in ARHT OP, LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 10.8 thereof, (ii) surrenders such Redeemed Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below, or as selected below, submitted for repurchase under the terms and subject to the conditions of the REIT’s Share Repurchase Plan. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

The undersigned represents, warrants, certifies and agrees that:

(i)          the undersigned has held the Redeemed Units for a period of at least twelve full months, unless an alternative period is determined by the General Partner in its sole and absolute discretion;

(ii)        the undersigned has, and at the closing of the redemption will have, good, marketable and unencumbered title to such Redeemed Units, free and clear of the rights or interests of any other person or entity;

(iii)       the undersigned has, and at the closing of the redemption will have, the full right, power and authority to tender and surrender such Redeemed Units as provided herein; and

(iv)        the undersigned has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such redemption.

If REIT Shares are to be issued, issue to:

Name	Social Security or Tax I.D. Number

If REIT Shares are to be issued, the undersigned hereby irrevocably requests that ___% of such shares be submitted for repurchase under the American Residential Housing Trust Share Repurchase Plan (the “Plan”) and the undersigned will complete any documents required by American Residential Housing Trust or its transfer agent to effectuate such repurchase. To be eligible for repurchase under the Plan in any particular calendar quarter, this notice and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the 15th calendar day of the last month of the applicable calendar quarter, or if the 15th calendar day falls on a weekend or holiday, the immediately preceding business day.

PAYMENT INSTRUCTIONS IF REPURCHASE IS REQUESTED UNDER THE AMERICAN RESIDENTIAL HOUSING TRUST SHARE REPURCHASE PLAN
(Select only one)

Indicate how you wish to receive your repurchase payment below. If an option is not selected, a check will be sent to your address of record, provided such address has been on file with the transfer agent for at least 30 days. Repurchase proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker/Dealer of record, will automatically be issued to the Custodian or Broker/Dealer of record, as applicable. All Custodial held and Broker-controlled accounts must include the Custodian and/or Broker/Dealer signature.

☐ Cash/Check Mailed to Address of Record
☐ Cash/Check Mailed to Third Party/Custodian (Signature Guarantee Required)

Name / Entity Name / Financial Institution

Mailing Address

City	State.	Zip	Account Number

☐	ACH/Direct Deposit (Signature Guarantee may be required if account not on file for at least 30 days)

I authorize American Residential Housing Trust or its agent to deposit my repurchase proceeds into my checking or savings account. In the event that American Residential Housing Trust deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Funds will be deposited only to U.S. financial institutions that are ACH network members.

Financial Institution Name	Mailing Address

City	State	Zip

Your Bank’s ABA Routing Number	Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK IF YOU ARE REQUESTING REPURCHASE UNDER THE AMERICAN RESIDENTIAL HOUSING TRUST SHARE REPURCHASE PLAN
SIGNATURE FOR NOTICE OF EXERCISE OF REDEMPTION RIGHT

Dated:

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)
(City) (State) (Zip Code)

IMPORTANT: Signature Guarantee may be required if any of the following applies:
•	Amount to be repurchased is $500,000 or more.
•	The repurchase is to be sent to an address other than the address held on record for the past 30 days.
•	The repurchase proceeds are to be transferred by wire to an account other than the designated bank or brokerage account on file with the transfer agent for at least 30 days.
•	The transfer agent cannot confirm your identity or suspects fraudulent activity.
•	(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF ACCOUNT IS ADMINISTERED BY A THIRD PARTY)

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)

Custodian and/or Broker/Dealer Authorization (if applicable)
Signature of Authorized Person (if applicable) Date